UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2012

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Annual Incentive Awards

On March 1, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MDU Resources Group, Inc. (the “Company”) established 2012 annual incentive award opportunities for the executive officers including those officers who were the named executive officers in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders and those who will be named executive officers in the proxy statement for the 2012 Annual Meeting of Stockholders (the “NEOs”).  The Board approved the award opportunities at its meeting on March 1, 2012.  The 2012 annual incentive award opportunities for the NEOs are set forth in the 2012 Annual Award Opportunity Chart, which is filed as Exhibit 10.1 and incorporated herein by reference.

The 2012 awards for Messrs. Hildestad, Harp, Bietz, Goodin, Wells and Schneider were made pursuant to the Long-Term Performance-Based Incentive Plan (the “LTIP”).  The form of Annual Incentive Award Agreement under the LTIP is filed as Exhibit 10.2 hereto.  Mr. Schwartz’s award was made pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan (the “EICP”).

Except as the Committee may otherwise determine, in order to be eligible to receive an annual incentive award payment under the LTIP, participants must remain employed by the Company through December 31, 2012.  The Committee has full discretion to determine the extent to which goals have been achieved, the payment level, whether any final payment will be made and whether to adjust awards downward based upon individual performance.  Unless otherwise determined and established in writing by the Committee within 90 days of the beginning of the performance period, no adjustment shall be made to the performance goals if the adjustment would increase the annual incentive award payment.  The Committee may use negative discretion and adjust any annual incentive award payment downward, using any subjective or objective measures as it shall determine, including but not limited to the 20% limitation described in the following sentence.  The 20% limitation means that no more than 20% of after-tax earnings that are in excess of planned earnings at the business segment level for operating company executives and at the MDU Resources Group level for Company executives will be paid in annual incentives to executives.  The application of this limitation or any other reduction, and the methodology used in determining any such reduction, is in the sole discretion of the Committee.

With respect to annual incentive awards granted pursuant to the EICP, participants who retire at age 65 pursuant to their employer’s bylaws during the year remain eligible to receive an award.  Subject to the Committee’s discretion, participants who terminate employment for other reasons are not eligible for an award, except that a prorated award may be paid to participants who transfer between their employer at the time the award is granted and MDU Resources Group, Inc. or any of its business segments, divisions or subsidiaries.  The Committee has full discretion to determine the extent to which performance measures have been achieved, the payment level and whether any final payment will be made.  Once performance measures are approved by the

Committee for EICP awards, the Committee generally does not modify the measures.  However, if major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management substantially affected management’s ability to achieve the specified performance targets, the Committee, in consultation with the chief executive officer, may modify the performance targets.  Such modifications will only be considered in years of unusually adverse or favorable external conditions.

Payments are based upon achievement relative to established annual performance measures.  The target incentive awards were established based upon the officers’ positions and base salaries as follows:

Name	Position	2011 Annual Incentive Target (as % of Base Salary)	2012 Annual Incentive Target (as % of Base Salary)
Terry D. Hildestad	President and Chief Executive Officer of the Company	100	100
Doran N. Schwartz	Vice President and Chief Financial Officer of the Company	50	50
John G. Harp	Chief Executive Officer of Construction Materials & Contracting and Construction Services segments	65	130
Steven L. Bietz	President and Chief Executive Officer of Pipeline and Energy Services segment	65	65
David L. Goodin	President and Chief Executive Officer of Electric and Natural Gas Distribution (Utility) segments	65	80
J. Kent Wells	President and Chief Executive Officer of Exploration and Production segment	100	125
William E. Schneider	Executive Vice President – Bakken Development – of the Company	65	65

Mr. Harp’s target annual incentive was increased from 65% of base salary for 2011 to 130% of base salary for 2012 to reflect the fact that he is the chief executive officer of two business segments.  Mr. Goodin’s target annual incentive was increased from 65% of base salary for 2011 to 80% of base salary for 2012 to more closely align his target annual cash compensation with the chief executive officers of similarly sized regulated utilities.  Mr. Wells’s target annual incentive was increased from 100% of base salary for 2011 to 125% of base salary for 2012 to mitigate the impact of the added Company earnings per share goal and to reflect his impact on the overall company’s results.

Payment will range from zero to 200% of the target based upon achievement of the performance measures.  The 2012 performance measures for Messrs. Harp, Bietz, Goodin and Wells are (i)

business segment budgeted allocated earnings per share (“EPS”) achieved, (ii) business segment budgeted return on invested capital (“ROIC”) achieved and (iii) Company EPS as follows:

Name	Business Segment	Business Segment Goal Weighting		Company Goal Weighting
		Budgeted Allocated EPS (%)	Budgeted ROIC (%)	EPS (%)
John G. Harp	Construction Materials & Contracting	18.75	18.75	25
	Construction Services	18.75	18.75
Steven L. Bietz	Pipeline and Energy Services	37.5	37.5	25
David L. Goodin	Electric and Natural Gas Distribution (Utility)	37.5	37.5	25
J. Kent Wells	Exploration and Production	37.5	37.5	25

In addition to these performance goals, Mr. Bietz also has five performance goals relating to the pipeline and energy services segment’s safety results, and each goal that is not met will reduce his annual incentive award payment by 1%.

Achievement of budgeted allocated EPS, budgeted ROIC and target Company EPS would result in payment of 100% of the target amount.  Achievement of less than 85% of budgeted allocated EPS and budgeted ROIC and less than 100% of target Company EPS would result in no payment.  For Messrs. Harp and Wells, achievement of 115% of budgeted allocated EPS and target Company EPS and an ROIC equal to or greater than their business segments’ weighted average costs of capital (“WACC”) would result in payment of 200% of the target amount.  For Messrs. Harp and Wells, payments with respect to the budgeted ROIC component of their awards will be interpolated if budgeted ROIC for their business segments is between 100% achievement and the WACCs of their business segments.  For Messrs. Bietz and Goodin, achievement of 115% of budgeted allocated EPS, budgeted ROIC and Company EPS would result in payment of 200% of the target amount.

Annual incentive award payments for executives at the MDU Resources Group level, including Messrs. Hildestad, Schneider and Schwartz, will be determined based on the annual incentive award payments made to the chief executive officers of the business segments as set forth above and will be calculated as follows.  The annual incentive award payments of the business segment chief executive officer’s annual incentive award payment, expressed as a percentage of their annual target awards, will be multiplied by their business segments’ respective percentage shares of average invested capital for 2012.  These four products will be added together, and the sum will be multiplied by the MDU Resources Group, Inc. executive’s 2012 target incentive.

Amendments to the EICP

On March 1, 2012, the Committee recommended and the Board approved amendments to the EICP and the EICP Rules and Regulations, effective January 1, 2012.  The amendments

•	consolidate all separate Executive Incentive Compensation Plans into one MDU Resources Group EICP

•
provide that the administrator of the EICP is the Committee with respect to Section 16 officers, the Company’s Chief Executive Officer with respect to other MDU Resources Group executives, and the business segments’ chief executive officers together with the Company’s Chief Executive Officer with respect to business segment employees

•	authorize the administrator to

o
approve performance measures, performance targets and individual annual incentive award opportunities no later than 90 days after the beginning of the plan year, rather than no later than the regularly-scheduled February Committee meeting

o	apply performance measures at the MDU Resources Group level, the business segment level and/or a division or subsidiary level

o	establish threshold, target and/or maximum award levels for some or all of the performance measures and

o	establish different performance measures for different participants and

•	eliminate individual performance measures, which have not been used in a number of years.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	MDU Resources Group, Inc. 2012 Annual Award Opportunity Chart
10.2	Form of Annual Incentive Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended March 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 6, 2012

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	MDU Resources Group, Inc. 2012 Annual Award Opportunity Chart
10.2	Form of Annual Incentive Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended March 1, 2012